Exhibit 99.3
1st Quarter 2011 Earnings Conference Call April 27, 2011

Safe Harbor Statement The information contained herein is as of the date of this presentation. Many factors may impact forward-looking statements including, but not limited to, the following: economic conditions resulting in changes in demand, customer conservation and increased thefts of electricity and gas; changes in the economic and financial viability of our customers, suppliers, and trading counterparties, and the continued ability of such parties to perform their obligations to the Company; economic climate and population growth or decline in the geographic areas where we do business; high levels of uncollectible accounts receivable; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; the potential for increased costs or delays in completion of significant construction projects; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements that include or could include carbon and more stringent mercury emission controls, a renewable portfolio standard, energy efficiency mandates, a carbon tax or cap and trade structure and ash landfill regulations; nuclear regulations and operations associated with nuclear facilities; impact of electric and gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; employee relations and the impact of collective bargaining agreements; unplanned outages; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; volatility in the short-term natural gas storage markets impacting third-party storage revenues; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; the uncertainties of successful exploration of gas shale resources and challenges in estimating gas reserves with certainty; impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; the availability, cost, coverage and terms of insurance and stability of insurance providers; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; and binding arbitration, litigation and related appeals. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements refer only as of the date on which such statements are made. We undertake no obligation to update any forward- looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the "Forward-Looking Statements" section in each of DTE Energy's and Detroit Edison's 2010 Forms 10-K (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison. Cautionary Note - The Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this presentation such as "probable reserves" that the SEC's guidelines strictly prohibit us from including in filings with the SEC. You are urged to consider closely the disclosure in DTE Energy's 2010 Form 10-K, File No. 1-11607, available from our offices or from our website at www.dteenergy.com. You can also obtain these Forms from the SEC by calling 1-800-SEC-0330. 2

3 Participants Dave Meador, Executive Vice President and CFO Peter Oleksiak, Vice President, Controller & Investor Relations Nick Khouri, Vice President and Treasurer Mark Rolling, Director of Investor Relations

4 Overview First Quarter 2011 Earnings Results Cash Flow and Capital Expenditures Summary

Investment Thesis DTE Energy has a plan it believes will provide 5% - 6% long-term operating EPS growth, an attractive dividend yield and a strong balance sheet Utility growth plan driven by mandated investments Constructive regulatory structure and continued cost savings enable utilities to earn their authorized returns Plans in place to achieve operational excellence and customer satisfaction that are distinctive in our industry, with a focus on customer affordability Meaningful, low-risk growth opportunities in non- utility businesses continue to provide diversity in earnings and geography 5%-6% Average Annual EPS Growth Attractive Dividend 5

Overview 6 * Reconciliation to GAAP reported earnings included in the appendix DTE Energy 1Q 2011 operating earnings per share* of $1.11 vs. $1.38 in 1Q 2010; maintaining 2011 operating earnings guidance of $3.40 - $3.70 Utilities remain on track to earn allowed ROE in 2011 Power & Industrial earnings are down following non-repeating earnings in 2010; development of Reduced Emissions Fuel and renewable growth projects are progressing Gas Storage and Pipelines continues to provide solid earnings stream with potential for future growth around Millennium pipeline Energy Trading earnings lower after strong start in 1Q 2010; 1Q 2011 economic net income supports full year guidance Balance sheet remains strong Generated $700 million in cash from operations 1Q 2011 On pace to hit balance sheet targets in 2011 2011 capital expenditures guidance increasing $300 million due to timing of wind project development

7 Overview First Quarter 2011 Earnings Results Cash Flow and Capital Expenditure Summary

First Quarter 2011 Operating Earnings Per Share* Detroit Edison $0.57 Unconventional Gas Production ($0.01) Non-Utility $0.15 Gas Storage & Pipelines $0.09 Corporate & Other ($0.10) MichCon** $0.49 $1.11 Power & Industrial Projects $0.06 * Reconciliation to GAAP reported earnings included in the appendix ** Includes Citizens Gas Utility Energy Trading $0.01 8

9 First Quarter 2011 Operating Earnings Variance Higher margin and lower interest expense partially offset by higher O&M * Reconciliation to GAAP reported earnings included in the appendix Detroit Edison MichCon Colder weather partially offset by other margin Operating Earnings* ($ millions, except EPS) 1Q 2011 1Q 2010 Change Non-Utility Power & Industrial lower due to non- repeating 2010 earnings Energy Trading driven by lower economic performance and timing Corporate & Other lower due to a one-time tax benefit in 2010 Drivers

(CHART) 10 Detroit Edison Variance Analysis * Reconciliation to GAAP reported earnings included in the appendix 1Q 2010 Operating Earnings $8 $91 1Q 2011 Operating Earnings Margin ($12) ($ millions) Detroit Edison Operating Earnings* Variance $97 Margin reflects energy efficiency (EE) incentives recorded in 2011 Higher O&M primarily driven by increased power plant maintenance in 2011 and one- time benefits savings in 2010 Favorable property tax settlement in 2011 Other primarily driven by lower interest expense O&M Property Tax Drivers Other $6 $4

11 MichCon Variance Analysis Margin driven by: Final rates in 1Q 2011 lower than self-implemented rates in 1Q 2010 Partially offset by energy efficiency incentives recorded in 2011 Colder weather in 1Q 2011 Other is primarily driven by increased maintenance activities ($ millions) MichCon Operating Earnings* Variance (CHART) $79 $16 * Reconciliation to GAAP reported earnings included in the appendix Margin Weather ($9) 1Q 2011 Operating Earnings 1Q 2010 Operating Earnings $83 ($3) Other Drivers

12 Overview First Quarter 2011 Earnings Results Cash Flow and Capital Expenditures Summary

(CHART) 13 *Debt excludes securitization, a portion of MichCon's short-term debt, and considers 50% of the trust preferreds as equity Targeted Financial Metrics A strong balance sheet continues to be a key priority Leverage and cash flow metrics within targeted ranges, without additional equity in 2011 ~$2 billion of available liquidity at end of 1Q 2011 Leverage* Funds from Operations / Debt* (CHART) 51% 51% Target 50% - 52% 28% 23% Target 22% - 24% 53% 22%

14 First Quarter 2011 Cash Flow DTE Energy Cash Flow* (billions) Drivers * Includes securitization Cash from operations comparable to strong levels achieved in 2010 Increased capital spend reflects higher environmental and operational spending at Detroit Edison

15 First Quarter 2011 Capital Expenditures DTE Energy Capital Expenditures ($ millions) Detroit Edison primarily driven by additional generation outage efforts and environmental spend at the Monroe Power Plant in 1Q 2011 Renewable spend will ramp up beginning in 2Q 2011 MichCon spending is consistent year over year Non-Utility spend primarily driven by the acquisition of an on-site energy project at the Power and Industrial segment Drivers

16 2011 Capital Expenditures & Cash Flow Guidance Capital Expenditures (millions) Cash Flow Summary* (billions) * Includes securitization

17 Overview First Quarter 2011 Earnings Results Cash Flow and Capital Expenditures Summary

Summary 18 * Reconciliation to GAAP reported earnings included in the appendix 1Q 2011 operating EPS* of $1.11 driven by solid performance at our utilities Maintaining 2011 operating EPS guidance of $3.40 - $3.70 Mandated utility investments and meaningful, low risk growth opportunities in our non- utility businesses expected to provide 5% - 6% annual EPS growth going forward Balance sheet and cash flow metrics remain strong AGA conference presentation is May 16 at 10:30 AM EDT with Gerry Anderson - President and CEO

19 Contact Us DTE Energy Investor Relations www.dteenergy.com/investors 313-235-8030

Appendix

DTE Energy Trading Reconciliation of Operating Earnings* to Economic Net Income

DTE Energy

($ millions)



$2
$22
$24
1Q 2011 Operating Earnings*
Accounting Adjustments**
1Q 2011 Economic Net Income



$38
$5
$43
1Q 2010 Operating Earnings*
Accounting Adjustments**
1Q 2010 Economic Net Income

- Economic net income equals economic gross margin*** minus O&M expenses and taxes.
- DTE Energy management uses economic net income as one of the performance measures for external communications with analysts and investors.
- Internally, DTE Energy uses economic net income as one of the measures to review performance against financial targets and budget.

Energy Trading Operating Earnings*
($ millions, after-tax)

	1Q 2011	1Q 2010
Realized	$16	$25
Unrealized	-	28
O&M / Other	(14)	(15)
	$2	$38

* Reconciliation to GAAP reported earnings included in the appendix

** Consists of the income statement effect of not recognizing changes in the fair market value of certain non-derivative contracts including physical inventory and capacity contracts for transportation, transmission and storage. These contracts are not MTM, instead are recognized for accounting purposes on an accrual basis.

*** Economic gross margin is the change in net fair value of realized and unrealized purchase and sale contracts including certain non-derivative contract costs

21

(CHART) (CHART) (CHART) Net Production (Bcfe) Gross Producing Wells 200 Reserves (Bcfe) Acreage Position (000's Acres) Net Undeveloped Acres Net Developed Acres Barnett Shale Operating Metrics 16 1Q 2011 59 75 16 54 YE2010 70 1Q 2011 YE2010 194 5.8 YE2010 4.8 (CHART) YE2010 YE2009 Probable (Unaudited) Proven 354 201 555 255 234 489 Continue to prudently manage and develop Barnett assets Invest $25 million Drill ~20 wells Produce 5.8 Bcfe net, increase oil production Develop oil reserves 6 new wells on-line, 8 in progress Production of 1.1 Bcfe 73% increase in oil sales year-over- year Capital expenditures $8 million Acquired 5k acres, net 2011 1Q Results 2011 Goals YE2011 Est. 22

2011 Guidance Operating Earnings* (millions) 2011 Drivers * Reconciliation to GAAP reported earnings included in the appendix 2011 Guidance 2010 Actual 23 Productive outcome in Q4 2010 rate case filing; ongoing cost reductions; earn authorized ROE (11%) Earn authorized ROE (11%); lower midstream revenues; cost reductions offset inflation; normal weather Improvement over 2010; not expected to fully return to historical levels in 2011 Higher oil production in 2011; non-strategic lease impairments in 2010 Lower interest expense in 2011 Growth from new projects partially offsetting non- repeating 2010 earnings, including Steel Industry Fuels Stable earnings supported by long-term contracts

24 Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Reconciliation of 1Q 2011 Reported to Operating Earnings

25 Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Reconciliation of 2010 Reported to Operating Earnings * Deferral of previously expensed cost to achieve as allowed for in June 3, 2010 MPSC order (case - U-15985)

26 Reconciliation of Full Year 2011 and 1Q 2010 Reported to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. In this presentation, DTE Energy provides 2011 guidance for operating earnings. It is likely that certain items that impact the company's 2011 reported results will be excluded from operating results. A reconciliation to the comparable 2011 reported earnings/net income guidance is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. There were no reported to operating adjustments in 1Q 2010.